Registration No. 333-______

As filed with the Securities and Exchange Commission on March 1, 2005

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C.
_____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or other jurisdiction of	52-0551284
Incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey	08054
(Address of principal executive offices)	(Zip Code)

PHH CORPORATION EMPLOYEE SAVINGS PLAN
PHH CORPORATION SAVINGS RESTORATION PLAN
PHH CORPORATION OFFICER DEFERRED COMPENSATION PLAN
(Full title of plan)

(Name, address and telephone
number of agent for service)	(Copy to:)

William F. Brown, Esq.
Senior Vice President, General Counsel
and Corporate Secretary	Mark Muedeking, Esq.
PHH Corporation	DLA Piper Rudnick Gray Cary US LLP
3000 Leadenhall Road	1200 Nineteenth Street, NW
Mt. Laurel, New Jersey 08054	Washington, DC 20036-2412
(856) 917-1744	(202) 861-3900

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Price Per Unit (2)	Offering Price (2)	Fee
Common Stock, $.01 par value	800,000	$22.00	$17,600,000	$2,072

(1) Common stock being registered with respect to shares being offered under the PHH Corporation Employee Savings Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions, and an indeterminate number of plan participation interests to be offered or sold pursuant to the Employee Savings Plan, the Savings Restoration Plan, and the Officer Deferred Compensation Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of PHH Corporation Common Stock reported on the New York Stock Exchange on February 23, 2005 (i.e., $22.00)

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be included in this Form S-8 Registration Statement pursuant to the introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed to be part of this Registration Statement:

(a)	Annual Report on Form 10-K for the year ended December 31, 2003;

(b)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (a) above; and

(c)	Description of Common Stock of the Registrant contained in the Company’s report on Form 8-K filed on January 19, 2005.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors and officers of the Registrant are indemnified under Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, and under Article Eighth, Section 5 of the Registrant’s Charter as follows:

     (5) The Corporation shall indemnify (A) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the MGCL now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s By-Laws and

be permitted by applicable law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or appeal.

     As permitted by Maryland Law, Article Eighth, Section 6 of the Registrant’s Charter limits the monetary liability of its directors and officers to the Registrant and its stockholders to the maximum extent permitted by Maryland law in effect from time to time. Article Eighth, Section 6 of the Registrant’s Charter provides as follows:

     (6) To the fullest extent permitted by applicable law, as amended or interpreted, no current or former director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

     The following exhibits are filed herewith or incorporated herein by reference.

Exhibit	Description
4.1	Amended and Restated Articles of Incorporation of PHH Corporation (incorporated by reference from Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated February 1, 2005).

4.2	Amended and Restated By-laws of PHH Corporation (incorporated by reference from Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated February 1, 2005).

15	Awareness Letter of Independent Registered Public Accounting Firm.

23	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney (included on the signature page hereto).

     The undersigned Registrant hereby undertakes that it will submit or has submitted the PHH Corporation Employee Savings Plan to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make any changes required by the IRS in order to qualify such plan.

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New Jersey, on this 28th day of February, 2005.

PHH CORPORATION

By:	/s/ Terence W. Edwards

Terence W. Edwards President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the PHH Corporation Employee Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New Jersey, on this 28th day of February, 2005.

PHH CORPORATION EMPLOYEE SAVINGS PLAN

By:	/s/ Rita L. Ennis

Rita L. Ennis On Behalf of the Plan Administrator

     Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the PHH Corporation Savings Restoration Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New Jersey, on this 28th day of February, 2005.

PHH CORPORATION SAVINGS RESTORATION PLAN

By:	/s/ Rita L. Ennis

Rita L. Ennis On Behalf of the Plan Administrator

     Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the PHH Corporation Officer Deferred Compensation Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New Jersey, on this 28th day of February, 2005.

PHH CORPORATION OFFICER DEFERRED COMPENSATION PLAN

By:	/s/ Rita L. Ennis

Rita L. Ennis On Behalf of the Plan Administrator

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned hereby constitute and appoint Terence W. Edwards, Neil J. Cashen and William F. Brown, and each of them, their true and lawful agents and attorneys-in-fact with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of PHH Corporation, any amendment or supplement hereto relating to the offering of Common Stock and related participation interests under the PHH Corporation Employee Savings Plan, Savings Restoration Plan and Officer Deferred Compensation Plan. The undersigned hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature	Title	Date

/s/ Terence W. Edwards	President, Chief Executive Officer and Director
Terence W. Edwards	(Principal Executive Officer)	February 28, 2005

Executive Vice President and
/s/ Neil J. Cashen	Chief Financial Officer
Neil J. Cashen	(Principal Financial and Accounting Officer)	February 28, 2005

Non-Executive Chairman of the Board of
/s/ A.B.Krongard
A.B. Krongard	Directors	February 28, 2005

/s/ James W. Brinkley
James W. Brinkley	Director	February 28, 2005

/s/ George J. Kilroy
George J. Kilroy	Director	February 28, 2005

/s/ Ann D. Logan
Ann D. Logan	Director	February 28, 2005

/s/ Jonathan D. Mariner
Jonathan D. Mariner	Director	February 28, 2005

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
4.1	Amended and Restated Articles of Incorporation of PHH Corporation (incorporated by reference from Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated February 1, 2005).

4.2	Amended and Restated By-laws of PHH Corporation (incorporated by reference from Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated February 1, 2005).

15	Awareness Letter of Independent Registered Public Accounting Firm.

23	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney (included on the signature page hereto).